Ron Williamson Quarter Horses Inc.
1428245 Ontario Limited
2761 Medallist Lane
Naples, Florida, United States
34109

PRIVATE AND CONFIDENTIAL

January 30, 2017

Mr. Marc Hazout
SusGlobal Energy Corp.
200 Davenport Road
Toronto, ON, M5R 1J2

Dear Mr. Hazout:

PACE CREDIT UNION- Corporate Line Of Credit CDN $5,500,000

This Agreement sets out the basis of engagement of Ron Williamson Quarter Horses Inc. and 1428245 Ontario Limited (or the "Agents") to act as Agents with respect to raising capital for SusGlobal Energy Corp. (or the "Company") for proceeds of $5,500,000 CDN (the "Financing").

1. **Services**

The Agents' services to the Company will commence upon the execution of this Agreement and will include the following in connection with the Financing:

Capital Raising

As agents the following services will be provided:

(a) Advise the Company in developing the terms of the Financing, including suitable pricing, timing, and related structural issues;

(b) Assist in closing the Financing, as directed by the Company; and

(c) Perform such other services as agreed upon between the Agent and the Company.

If the Agent is requested to provide any other services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter of agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid to investment bankers in Canada for similar services.

2. **Information**

The Company will make available or cause to be made available to the Agent on a timely basis, all information (financial or otherwise), data, documents, opinions, appraisals, valuations or other information and materials of whatsoever nature or kind respecting the Company, and its subsidiaries and affiliates as the Agent may reasonably require or consider appropriate in carrying out its services hereunder. The Company also agrees to provide the Agent with timely access to the directors, officers, employees, independent auditors, consultants and financial, legal and other professional advisors of the Company and its subsidiaries and affiliates as the Agent may reasonably require or consider appropriate in performing its services hereunder.

3. **Commission, Options & Expenses**

For its services hereunder, the Company agrees to pay to each of the Agents Ron Williamson Quarter Horses Inc. and 1428245 Ontario Limited the following fees:

USD$150,000 paid in cash each and **810,000** common shares each of the Company due and payable on the first Funding Date.

4. **Confidentiality**

In connection with the Financing, the Agent acknowledges that the Company has and will provide it with confidential information ("Confidential Information") with respect to the Company, and each of its associated and related corporations (as such terms are defined in the Income Tax Act (Canada) (each herein referred to as a "Related Person")). Confidential Information will include information with respect to products, marketing, means of doing business, trade secrets, marketing programs, plans, strategies, proposed future products, services, advertising promotions and selling methods, financial information (including financial statements of the Company or of a Related Person and financial forecasts) and other information with respect to the Company or any Related Person which are not public information. In consideration of the Company entering into this agreement with the Agent and disclosing Confidential Information to it in connection with the Financing, the Agent covenants and agrees to maintain in confidence and to not (except in accordance with specific written instruction from the Company) disclose to any person, firm or corporation whatsoever, any Confidential Information, except to the extent that: (i) such information is, or becomes, public knowledge; (ii) the Agent is required to disclose such information by any applicable law or regulation or any competent governmental, judicial or other authority having jurisdiction; or (iii) such information is included in a Prospectus or in any other offering materials, the contents of which have been approved by the Company.

The Agent's obligations to not disclose Confidential Information will continue for 12 months and will remain in full force and effect whether or not the Financing is completed.

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5. **Acceptance**

This Agreement accurately reflects the terms of the agreement between Ron Williamson Quarter Horses Inc. and 1428245 Ontario Limited and the Company, and all parties agree to be legally bound thereby by executing this Agreement

Ron Williamson Quarter Horses Inc. and 1428245 Ontario Limited

Per: ______________________
Ron Williamson

Agreed to and Accepted as of this 30th day of January 2017.

SusGlobal Energy Corp.
(and/or its predecessors or affiliates)

Per: ______________________
Marc Hazout

(with authority to bind the Company)

Agreed to and Accepted as of this 31st day of January 2017